                  GMAC RFC [GRAPHIC OMITTED][GRAPHIC OMITTED]

              FREE WRITING PROSPECTUS FOR HOME LOAN TRUST 2006-HI2
              (Filed pursuant to Rule 433; SEC File No. 333-131196)

-------------------------------------------------------------------------------------------------

                            HOME LOAN TRUST 2006-HI2
                                 Issuing Entity

                            HOME LOAN-BACKED NOTES,
                                SERIES 2006-HI2

                        $237,391,000 NOTES (APPROXIMATE)

                RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
                      Depositor (SEC File No. 333-131196)

                         RESIDENTIAL FUNDING CORPORATION
                          Master Servicer and Sponsor

                                  MAY 16, 2006

          Banc of America Securities [GRAPHIC OMITTED][GRAPHIC OMITTED]

Banc of America Securities LLC
----------------------------------------------------------------------------------------------
The notes may not be  suitable  for all  investors.  Banc of  America  Securities  LLC and its
affiliates  may  acquire,  hold  or  sell  positions  in  these  securities,   or  in  related
derivatives,  and  may  have  an  investment  or  commercial  banking  relationship  with  the depositor.  The  information  contained  in  these  materials  may  be  based  on  assumptions
regarding  market  conditions  and  other  matters  as  reflected  herein.   Banc  of  America
Securities LLC (the  "Underwriter")  and its  affiliates,  officers,  directors,  partners and employees,  including  persons  involved in the  preparation  or issuance of these  materials, may,  from time to time,  have long or short  positions in, and buy and sell,  the  securities mentioned herein or derivatives  thereof (including  options).  Information in these materials is current as of the date  appearing  on the material  only.  Information  in these  materials regarding  any  notes  discussed  herein  supersedes  all  prior  information  regarding  such securities.  These  materials are not to be construed as an offer to sell or the  solicitation of any offer to buy any  security  in any  jurisdiction  where  such an offer or  solicitation would be illegal.

----------------------------------------------------------------------------------------------------------------

        RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.
        HOME LOAN-BACKED NOTES, SERIES 2006-HI2 - $237,391,000 (APPROXIMATE) PHIC OMITTED]
        FREE WRITING PROSPECTUS FOR HOME LOAN TRUST 2006-HI2
        (Filed pursuant to Rule 433; SEC File No. 333-131196)

----------------------------------------------------------------------------------------------------------------

                                FREE WRITING PROSPECTUS LEGEND

THE  DEPOSITOR  HAS  FILED  A  REGISTRATION   STATEMENT  (FILE  NO.  333-131196)   (INCLUDING  A
PROSPECTUS)  WITH THE  SECURITIES  AND EXCHANGE  COMMISSION  (THE SEC) FOR THE OFFERING TO WHICH
THIS FREE WRITING  PROSPECTUS  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE  PROSPECTUS  IN
THAT  REGISTRATION  STATEMENT AND OTHER  DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE
COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO
CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR, ANY
UNDERWRITER  OR ANY  DEALER  PARTICIPATING  IN  THE  OFFERING  WILL  ARRANGE  TO  SEND  YOU  THE
PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL FREE  1-800-294-1322  OR VIA E-MAIL AT
DG.PROSPECTUS_DISTRIBUTION@BOFASECURITIES.COM.

No contract of sale for the notes,  written,  oral or otherwise,  will be effective between Banc of America  Securities LLC and potential  purchasers until a preliminary  prospectus  supplement is delivered by the  Underwriter  to such potential  purchasers and the potential  purchaser and the  Underwriter  enter  into a  contract  after  the  deliver  of such  preliminary  prospectus supplement.  The  information  in this  free  writing  prospectus  is  preliminary,  and will be superseded by the preliminary prospectus.

The notes  referred to in these  materials are being sold when, as and if issued.  The issuer is not obligated to issue such notes or any similar  security and the  underwriter's  obligation to deliver such notes is subject to the terms and  conditions of the  underwriting  agreement  with the issuer and the  availability  of such notes when,  as and if issued by the  issuer.  You are advised  that the terms of the  notes,  and the  characteristics  of the home loan pool  backing them,  may change (due,  among other things,  to the  possibility  that home loans that comprise the pool may become  delinquent  or  defaulted or may be removed or replaced and that similar or different  home  loans may be added to the pool,  and that one or more  classes  of notes may be split,  combined  or  eliminated),  at any time prior to  issuance  or  availability  of a final prospectus.  You are  advised  that  notes  may not be  issued  that  have  the  characteristics described  in  these  materials.  The  underwriter's  obligation  to sell  such  notes to you is conditioned  on the  home  loans  and  notes  having  the  characteristics  described  in  these materials.  If for any reason the issuer  does not  deliver  such notes,  the  underwriter  will notify you,  and  neither  the issuer nor any  underwriter  will have any  obligation  to you to deliver all or any portion of the notes which you have  committed to  purchase,  and none of the issuer nor any underwriter  will be liable for any costs or damages  whatsoever  arising from or related to such non-delivery.

The  information in this free writing  prospectus is  preliminary,  and is subject to completion or change.  This free writing  prospectus  is being  delivered to you solely to provide you with information  about the offering of the notes referred to in this free writing  prospectus and to solicit an offer to  purchase  the notes,  when,  as and if issued.  Any such offer to  purchase made by you will not be accepted and will not  constitute  a  contractual  commitment  by you to purchase  any of the notes  until we have  accepted  your offer to purchase  notes.  We will not accept  any  offer  by you to  purchase  the  notes,  and you  will  not  have  any  contractual commitment  to  purchase  any of the  notes  until  after  you  have  received  the  preliminary prospectus.  You may withdraw your offer to purchase  notes at any time prior to our  acceptance of your offer.

The  information  in this  free  writing  prospectus,  if  conveyed  prior  to the  time of your contractual  commitment to purchase any of the notes,  supersedes any  information  contained in any prior similar materials relating to these notes.

This free writing  prospectus is not an offer to sell or  solicitation  of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                                   IRS CIRCULAR 230 NOTICE

         This free  writing  prospectus  is not  intended  or written  to be used,  and cannot be used, for the purpose of avoiding U.S.  federal,  state or local tax penalties.  This free  writing  prospectus  is  written  and  provided  by the underwriter in connection with the promotion or marketing of the  transactions or matters  addressed  herein.  Investors  should seek  advice  based on their particular circumstances from an independent tax advisor.

Any  disclaimers  or other  notices that may appear below this  document are not  applicable  to
this  communication  and  should  be  disregarded.   Such  disclaimers  or  other  notices  were
automatically  generated as a result of this  communication  being sent via Bloomberg or another email system.

                                   HOME LOAN TRUST 2006-HI2
                                  $237,391,000 (APPROXIMATE)
                                 CHARACTERISTICS OF THE NOTES

-----------------------------------------------------------------------------------------------------------
CLASS     APPROXIMATE   INTEREST    PRINCIPAL   EXPECTED       EXPECTED         FINAL         EXPECTED
                                                              PRINCIPAL
                                                   WAL          WINDOW        SCHEDULED
                                                  (YRS)        (MONTHS)     DISTRIBUTION       RATING
              SIZE         TYPE       TYPE      CALL/MAT       CALL/MAT       DATE (7)      (MOODY'S/S&P)
--------- ------------- ----------- ---------- ------------ --------------- -------------- ----------------
A-1         91,861,000  Floating       SEQ     0.90 / 0.90   1-20 / 1-20     11/25/2016       Aaa / AAA
                           (5)
A-2         29,743,000    Fixed        SEQ     2.00 / 2.00  20-28 / 20-28     1/25/2019       Aaa / AAA
A-3         43,353,000    Fixed        SEQ     3.00 / 3.00  28-46 / 28-46     4/25/2021       Aaa / AAA
A-4         72,434,000  Fixed (6)      SEQ     6.02 / 6.72  46-92 / 46-179    2/25/2036       Aaa / AAA
TOTAL      237,391,000
--------- ------------- ----------- ---------- ------------ --------------- -------------- ----------------

NOTES:
(1)     100%  Prepayment  Assumption:  5.0% CPR in month 1 of the Home Loans,  and an  additional approximately  1.428571% per annum in each month  thereafter until month 15. On and after month 15, 25.0% CPR.
(2)     Transaction priced to a 10% clean-up call.
(3)     The principal amount of each Class of Notes is subject to a 5% variance.
(4)     100%  principal  and  interest  guaranty  by  FGIC  (as  defined  herein).   See  "Credit
        Enhancement" below.
(5)     The lesser of (a) One-Month LIBOR +  0.__% per annum and (b) 9.00% per annum.
(6)     If the 10% clean-up  call is not  exercised,  the Note Rate  applicable  to the Class A-4
        Notes  will  increase  by 0.50%  per annum on the  second  Payment  Date  after the first possible Call Date.
(7)     Run at 0% CPR to maturity for the Class A-1 through Class A-3 Notes;  the month following the latest maturing loan for all other Notes.

ISSUING ENTITY:
Home Loan Trust 2006-HI2
Home Loan Trust 2005-HI3.

DEPOSITOR:                          Residential Funding Mortgage Securities II, Inc., an
                                    affiliate of Residential Funding Corporation.

CREDIT ENHANCER:                    Financial Guaranty Insurance Company ("FGIC").

SELLER:                             Residential Funding Corporation.

UNDERWRITERS:                       Lead Manager: Banc of America Securities LLC.
                                    Co-Manager:    Residential Funding Securities Corporation.

MASTER SERVICER AND
SPONSOR:                            Residential  Funding  Corporation  (the "Master  Servicer"
                                    or "RFC"),  an indirect  wholly-owned  subsidiary  of GMAC
                                    Mortgage Group, Inc.

INITIAL SUBSERVICER:                Homecomings  Financial Network, Inc.  ("Homecomings"),  an
                                    affiliate of the Depositor.

INDENTURE TRUSTEE:                  JPMorgan Chase Bank, National Association.

OWNER TRUSTEE:                      Wilmington Trust Company.

THE NOTES:                          Home Loan  Trust  2006-HI2  will  issue 4 classes  of Home
                                    Loan-Backed  Notes,  namely:  the Class  A-1,  Class  A-2,
                                    Class A-3 and Class A-4 Notes  (collectively,  the  "Class
                                    A Notes" or the "Offered Notes").

CUT-OFF DATE:                       As of May 1, 2006.

CLOSING DATE:                       On or about May 25, 2006.

PAYMENT DATE:                       The 25th of each month (or the next  business  day if such day is not a business day), commencing on June 26, 2006.

OPTIONAL REDEMPTION:                The Master  Servicer  may, at its option,  effect an early redemption  or  termination  of the  Notes  on  the  first
                                    Payment  Date on which the  aggregate  pool balance of the
                                    Home Loans  declines to less than 10% of the Cut-off  Date pool balance (the "Call Date").

MINIMUM DENOMINATIONS:              For  the  Class  A  Notes:   $100,000   and  in   integral
                                    multiples of $1 in excess thereof.

FORM OF REGISTRATION:               Book-Entry  form, same day funds through DTC,  Clearstream and Euroclear.

TAX STATUS:                         For  federal  income  tax  purposes,  the  Notes  will  be characterized as indebtedness of the Issuing Entity.

ERISA ELIGIBILITY:                  The  Notes  may  be  eligible  for  purchase  by  employee benefit  plans and other plans and  arrangements  that are subject to ERISA or Section  4975 of the Code,  subject to certain considerations.

SMMEA TREATMENT:                    The   Notes   will  not   constitute   "mortgage   related
                                    securities" for purposes of SMMEA.

THE ASSETS OF THE TRUST:            The  assets  of  the  Trust   will   include  a  group  of
                                    conventional,  closed-end,  second-lien,  fixed-rate  home loans (the "Home  Loans"),  the  proceeds of which will be used  primarily  for debt  consolidation.  The Home  Loans will be  secured  by  mortgages,  deeds  of trust or other similar security  instruments.  A substantial  majority of the Home Loans will have a  combined  loan-to-value  ratio in  excess  of  100%.  As of  the  close  of  business  on
                                    the   business  day  prior  to  the  Cut-off   Date,   the
                                    aggregate  principal  balance  of the Home  Loans  will be
                                    approximately   $237,391,033   (the   "Cut-off  Date  pool
                                    balance").

DELAY DAYS:                         The Class A Notes,  other than the Class A-1  Notes,  will have a  payment  delay of 24  days.  With  respect  to the
                                    Class A-1 Notes, 0 days.

NOTE RATE:                          Interest  will accrue on all of the Notes,  other than the
                                    Class A-1 Notes,  at a fixed rate  during the month  prior to the month of the related  Payment  Date on a 30/360-day basis.

                                    Interest  will  accrue  on the  Class  A-1 Notes at a rate equal to the  lesser  of (a)  One-Month  LIBOR + 0.__% per annum and (b) 9.00% per annum, payable monthly.

                                    With  respect  to any  Payment  Date,  the Class A-1 Notes will be entitled to interest  accrued  from and  including the  preceding  Payment  Date (or from and  including  the
                                    Closing  Date in the case of the  first  Payment  Date) to and  including  the day prior to the then current  Payment
                                    Date (the  "Class  A-1  Accrual  Period")  at the  related
                                    Note  Rate on the note  balance  of the Class A-1 Notes on an actual/360-day basis.

                                    The Note Rate  applicable  to the  Class  A-4  Notes  will increase  by 0.50% per annum on the  second  Payment  Date after the first possible Call Date.

PRIORITY OF PAYMENTS:               On each Payment Date,  principal and interest  collections
                                    will  be  allocated  from  the  payment   account  in  the
                                    following order of priority:

                                    o first,  to pay the Credit  Enhancer  the premium for the
                                      Policy,  along with any previously  unpaid  premiums for
                                      the Policy, with interest;
                                    o second,   to  pay  accrued  interest  due  on  the  note
                                      balance  of  the  Notes,   plus  any  accrued   interest
                                      remaining unpaid from any prior Payment Date;
                                    o third,  to  pay as  principal  on the  Notes  an  amount equal to the  Principal  Collection  Payment  Amount for
                                      that Payment Date;
                                    o fourth,  to pay as  principal  on the  Notes  an  amount equal to the  Liquidation  Loss Payment  Amount for that
                                      Payment Date;
                                    o fifth,  to  reimburse  the  Credit  Enhancer  for  prior draws made on the Policy with interest;
                                    o sixth,  to  pay as  principal  on the  Notes  an  amount equal to the Reserve  Increase  Amount for that  Payment
                                      Date;
                                    o seventh,  to pay the Credit  Enhancer any other  amounts owed under the insurance agreement; and
                                    o eighth,  to pay any remaining  amounts to the holders of the certificates.
PRINCIPAL PAYMENTS
FOR THE NOTES:                      Any payments of  principal  allocable to the Class A Notes shall be paid to the  Class  A-1,  Class  A-2,  Class  A-3 and Class A-4  Notes,  in that  order,  in each case until the  outstanding  note balances of each of these Notes has been reduced to zero.

                                    On the Payment Date in February  2036,  principal  will be due and  payable on each  Class of Notes in amounts  equal to the related note balance, if any.

CREDIT ENHANCEMENT:                 Credit  enhancement  with  respect  to the  Notes  will be provided by (1) Excess Spread,  (2)  Overcollateralization and (3) FGIC Insurance Policy (the "Policy").

                                    EXCESS  SPREAD:  Because the  mortgagors  are  expected to pay more  interest on the Home Loans than is  necessary to pay  interest on the Notes,  along with fees and  expenses of the trust each  month,  there may be excess  cash flow.
                                    This  excess  cash flow may be used to  protect  the Notes
                                    against   losses  by  making  an  additional   payment  of
                                    principal up to the amount of the losses.

                                    OVERCOLLATERALIZATION:   Excess  cash  flow  that  is  not
                                    needed  to cover  losses  in the  current  period  will be used to make  additional  principal  payments on the Notes until the pool  balance  exceeds the  aggregate  principal amount of the Notes by a specified  amount,  as  described
                                    herein.       This       excess       will       represent
                                    overcollateralization,  which may  absorb  some  losses on the Home  Loans,  if they are not  covered by excess  cash flow.  Until  the level of  overcollateralization  reaches what  is  required,  or  thereafter  falls  below  what is required,  the excess  cash flow  described  above will be paid to the Notes as  additional  principal,  as described herein,  in order  to  reach  and  maintain  the  required level of overcollateralization.

                                    FGIC  INSURANCE  POLICY:  FGIC  will  unconditionally  and
                                    irrevocably   guarantee  interest  on  the  Notes  at  the
                                    applicable Note Rate,  other than any prepayment  interest shortfalls  or  Relief  Act  shortfalls,  will  cover  all losses  allocated  to the Notes not covered by excess cash flow or  Overcollateralization  and will guarantee amounts due on the Notes on the Payment Date in February 2036.

STEPDOWN DATE:                      The  Stepdown  Date is the Payment  Date  occurring on the later of:

(1)     the Payment Date in December 2008 (i.e., on the 31st  Payment Date); and
(2)     the first Payment Date on which the aggregate pool balance,  after  applying  payments
                                                   received   in   the   related    collection
                                                   period,  is less  than or  equal  to 50% of
                                                   the aggregate Cut-off Date pool balance.

PRINCIPAL COLLECTION
PAYMENT AMOUNT:                     As to any payment date,  the total  principal  collections
                                    (reduced  by  any  portion  used  to pay  interest  on the
                                    Notes) for that Payment  Date;  provided  however,  on any
                                    Payment Date as to which the  Outstanding  Reserve  Amount that would result without  regard to this proviso  exceeds
                                    the  Reserve  Amount  Target,  the  Principal   Collection
                                    Payment  Amount  will be  reduced  to an  amount  not less
                                    than  zero  by  the  amount  of  the   excess   until  the
                                    Outstanding  Reserve  Amount  equals  the  Reserve  Amount
                                    Target.   To  the  extent  the   Reserve   Amount   Target
                                    decreases  on  any  Payment   Date,   the  amount  of  the
                                    Principal  Collection  Payment  Amount  will be reduced on that Payment Date and on each  subsequent  Payment Date to the extent the  remaining  Outstanding  Reserve  Amount is in excess of the reduced  Reserve  Amount Target until the
                                    Outstanding  Reserve  Amount  equals  the  Reserve  Amount
                                    Target.

RESERVE AMOUNT TARGET:              As to any  payment  date prior to the  Stepdown  Date,  an amount equal to 6.40% of the  aggregate  Cut-off Date pool balance.  On or  after  the  Stepdown  Date,  the  Reserve
                                    Amount  Target  will be  equal  to the  lesser  of (a) the
                                    Reserve  Amount  Target  as of the  Cut-off  Date  and (b)
                                    12.80%  of  the  aggregate  pool  balance  after  applying payments received in the related  collection  period,  but not lower than $1,186,955,  which is  approximately  0.50%
                                    of the aggregate Cut-off Date pool balance.  However,  any
                                    scheduled   reduction   to  the  Reserve   Amount   Target
                                    described in the preceding  sentence  shall not be made as of any Payment Date unless  certain  loss and  delinquency tests set forth in the  indenture  are met.  In  addition, the Reserve  Amount  Target may be reduced  with the prior written  consent of the Credit  Enhancer and notice to the rating agencies.

RESERVE INCREASE AMOUNT:            As to any  payment  date,  the  lesser  of (i) the  amount available  for  payment to the Notes as  described  in the sixth item under  Priority of Payments  above and (ii) the excess,  if any,  of (a) the  Reserve  Amount  Target over
                                    (b) the Outstanding Reserve Amount.

OUTSTANDING RESERVE AMOUNT:         With respect to any payment date,  the amount,  if any, by which the pool balance,  after applying  payments received in the related  collection  period,  exceeds the aggregate note  balance  of the  Notes on the  Payment  Date,  after
                                    application  of  principal   collections  and  Liquidation
                                    Loss   Payment   Amounts  for  that  Payment   Date.   The
                                    Outstanding  Reserve  Amount will be increased by payments of the  Reserve  Increase  Amount,  if any,  to the Notes.
                                    To the  extent  that the  Outstanding  Reserve  Amount  is insufficient or not available to absorb  Liquidation  Loss
                                    Amounts  that  are not  covered  by the  Liquidation  Loss
                                    Payment  Amount,  and if  payments  are not made under the
                                    Policy as required, a noteholder may incur a loss.

LIQUIDATION LOSS
PAYMENT AMOUNT:                     As to any payment  date,  an amount equal to the lesser of
                                    (i) the  amount  available  for  payment  to the  Notes as described  in the fourth  item under  Priority of Payments above  and  (ii)  the sum of (a)  100% of the  Liquidation
                                    Loss  Amounts  on the Home  Loans  during  the  collection period  and (b) any  Liquidation  Loss  Amounts  remaining unpaid  from  any  preceding  collection  period,  to  the extent not reflected on such  preceding  Payment Date by a reduction of the Outstanding Reserve Amount.

MASTER SERVICING FEE:               0.08% per annum of the  outstanding  principal  balance of
                                    each  Home  Loan,   payable  monthly.   The  fees  of  the
                                    Trustees will be paid from the Master Servicing Fee.

SUBSERVICING FEE:                   0.50% per annum, of the outstanding  principal  balance of each Home Loan payable monthly.

CREDIT ENHANCER PREMIUM:            0.2850%  per annum of the  outstanding  principal  balance of the Class A Notes.

ADVANCING:                          There is no required  advancing  of  delinquent  scheduled monthly  payments  of  principal  or  interest on the Home
                                    Loans  by  the  Master  Servicer,  the  Subservicer,   the
                                    Trustees or any other entity.

LIQUIDATION LOSS AMOUNT:            With  respect to any  Payment  Date and any Home Loan that
                                    became  a   Liquidated   Home  Loan   during  the  related
                                    collection   period,   the  unrecovered   portion  of  the
                                    principal  balance  of that  Home  Loan at the end of such
                                    collection   period,   after  giving  effect  to  the  net
                                    liquidation  proceeds  applied  to  reduce  the  principal balance of that Home  Loan.  In  addition,  as to any Home
                                    Loan for which the  principal  balance has been reduced in connection  with  bankruptcy  proceedings,  the  amount of the  reduction  will  be  treated  as a  Liquidation  Loss
                                    Amount.

LIQUIDATED HOME LOAN:               With  respect  to any  Payment  Date,  any Home Loan which
                                    the  Master   Servicer  has   determined,   based  on  the
                                    servicing    procedures   specified   in   the   servicing
                                    agreement,  as of  the  end of  the  preceding  collection period,  that all  liquidation  proceeds  which it expects to  recover  in  connection  with the  disposition  of the
                                    related  mortgaged   property  have  been  recovered.   In
                                    addition,  the  Master  Servicer  will treat any Home Loan that  is 180  days  or  more  delinquent  as  having  been finally liquidated.

                                    AGGREGATE COLLATERAL SUMMARY

----------------------------------------------------------------------------------------------------
Current Principal Balance                      $237,391,033.20
Number of Mortgage Loans                                 5,027

                                                       AVERAGE           MINIMUM            MAXIMUM
Current Principal Balance                           $47,223.20         $3,254.80        $125,000.00

                                              WEIGHTED AVERAGE           MINIMUM            MAXIMUM
Original Term (mos)                                        228                60                360
Age (mos)                                                    2                 0                 89
Gross Mortgage Rate                                   12.0035%           7.3750%           15.9900%
Loan-to-Value Ratio                                    117.82%            32.00%            125.00%
Credit Score                                               698               620                808

----------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
LIEN POSITION                 % OF LOAN GROUP     LOAN PURPOSE                      % OF LOAN GROUP
2nd  Lien                             100.00%     Debt Consolidation                         78.77%
                                                  Cashout                                    14.02%
OCCUPANCY                     % OF LOAN GROUP     Rate/Term Refinance                         5.60%
Primary Residence                      99.96%     Home Improvement                            1.01%
Second/Vacation                         0.04%     Other                                       0.28%
                                                  Medical                                     0.26%
DOCUMENTATION                 % OF LOAN GROUP     Purchase Money                              0.04%
Full Documentation                     96.03%     Education                                   0.02%
Reduced Documentation                   3.81%
Lite Documentation                      0.15%     PROPERTY TYPE                     % OF LOAN GROUP
One Paystub                             0.01%     Single Family Residence                    88.14%
                                                  PUD Detached                                7.95%
SERVICING                     % OF LOAN GROUP     Condo                                       2.22%
Homecomings                           100.00%     PUD Attached                                0.85%
                                                  Townhouse/Rowhouse Attached                 0.58%
DELINQUENCY                   % OF LOAN GROUP     Multi-Family (2-4 Units)                    0.23%
Current                               100.00%     Townhouse/Rowhouse Detached                 0.02%

% WITH PREPAYMENT PENALTY              48.56%     LOAN TYPE                         % OF LOAN GROUP
                                                  Adjustable-rate                             0.00%
                                                  Fixed-rate                                100.00%

----------------------------------------------------------------------------------------------------

                                             CREDIT SCORE DISTRIBUTION

----------------- ---------- ---------------- --------- -------------- ------------------ ------------- ------------
                   NUMBER       AGGREGATE      PERCENT     AVERAGE          WEIGHTED        WEIGHTED     WEIGHTED
                     OF         PRINCIPAL        OF       PRINCIPAL         AVERAGE         AVERAGE       AVERAGE
RANGE OF          MORTGAGE       BALANCE      AGGREGATE    BALANCE         COMBINED         RESIDUAL      JUNIOR
CREDIT SCORES       LOANS    OUTSTANDING ($)  LOANS      OUTSTANDING   ORIGINAL LTV (%)    INCOME ($)    RATIO (%)
                                                (%)          ($)
----------------- ---------- ---------------- --------- -------------- ------------------ ------------- ------------
620 - 639            70         3,138,202       1.32       44,831           118.76           5,029         21.34
----------------- ---------- ---------------- --------- -------------- ------------------ ------------- ------------
640 - 659            533       22,077,034       9.30       41,420           117.99           4,426         22.77
----------------- ---------- ---------------- --------- -------------- ------------------ ------------- ------------
660 - 679            954       40,680,847      17.14       42,642           118.13           4,258         24.42
----------------- ---------- ---------------- --------- -------------- ------------------ ------------- ------------
680 - 699           1,251      58,694,313      24.72       46,918           117.87           4,091         27.43
----------------- ---------- ---------------- --------- -------------- ------------------ ------------- ------------
700 - 719           1,097      57,093,282      24.05       52,045           118.09           4,130         30.23
----------------- ---------- ---------------- --------- -------------- ------------------ ------------- ------------
720 - 739            668       34,126,019      14.38       51,087           117.82           4,019         30.18
----------------- ---------- ---------------- --------- -------------- ------------------ ------------- ------------
740 - 759            297       14,452,383       6.09       48,661           116.36           4,223         30.03
----------------- ---------- ---------------- --------- -------------- ------------------ ------------- ------------
760 - 779            111        5,217,108       2.20       47,001           116.06           4,578         27.80
----------------- ---------- ---------------- --------- -------------- ------------------ ------------- ------------
780 - 799            39         1,684,694       0.71       43,197           113.55           3,696         28.81
----------------- ---------- ---------------- --------- -------------- ------------------ ------------- ------------
800 or greater        7          227,150        0.10       32,450           112.79           4,094         24.43
----------------- ---------- ---------------- --------- -------------- ------------------ ------------- ------------
TOTAL:              5,027     $237,391,033    100.00%      $47,223          117.82%          $4,178       27.64%
----------------- ---------- ---------------- --------- -------------- ------------------ ------------- ------------
The weighted average Credit Score of the home loans will be approximately 698.

                                                                 LOAN RATES

---------------------------- -------- ---------------- --------- --------------- -------------- ---------------- ---------------- ------------
                             NUMBER      AGGREGATE      PERCENT     AVERAGE                         WEIGHTED         WEIGHTED      WEIGHTED
                               OF        PRINCIPAL        OF       PRINCIPAL       WEIGHTED         AVERAGE          AVERAGE        AVERAGE
RANGE OF                     MORTGAGE     BALANCE      AGGREGATE    BALANCE         AVERAGE        COMBINED         RESIDUAL        JUNIOR
                                                                                    CREDIT
MORTGAGE RATES (%)            LOANS   OUTSTANDING ($)  LOANS      OUTSTANDING        SCORE       ORIGINAL LTV      INCOME ($)      RATIO (%)
                                                         (%)          ($)                             (%)
---------------------------- -------- ---------------- --------- --------------- -------------- ---------------- ---------------- ------------
7.001 - 7.500                   2         58,650         0.02        29,325           775            73.81            7,754          9.36
---------------------------- -------- ---------------- --------- --------------- -------------- ---------------- ---------------- ------------
7.501 - 8.000                   5         269,475        0.11        53,895           732            96.99            4,813          32.90
---------------------------- -------- ---------------- --------- --------------- -------------- ---------------- ---------------- ------------
8.001 - 8.500                  23         718,619        0.30        31,244           714            88.09            3,372          22.18
---------------------------- -------- ---------------- --------- --------------- -------------- ---------------- ---------------- ------------
8.501 - 9.000                  37        1,422,773       0.60        38,453           720           101.11            4,456          27.96
---------------------------- -------- ---------------- --------- --------------- -------------- ---------------- ---------------- ------------
9.001 - 9.500                  38        1,787,252       0.75        47,033           732           110.74            4,579          28.14
---------------------------- -------- ---------------- --------- --------------- -------------- ---------------- ---------------- ------------
9.501 - 10.000                 134       6,829,100       2.88        50,963           721           112.67            4,317          31.55
---------------------------- -------- ---------------- --------- --------------- -------------- ---------------- ---------------- ------------
10.001 - 10.500                196       9,980,589       4.20        50,921           722           115.13            4,527          29.61
---------------------------- -------- ---------------- --------- --------------- -------------- ---------------- ---------------- ------------
10.501 - 11.000                481      26,549,816      11.18        55,197           718           117.87            4,652          29.84
---------------------------- -------- ---------------- --------- --------------- -------------- ---------------- ---------------- ------------
11.001 - 11.500                626      32,125,776      13.53        51,319           714           118.57            4,536          28.62
---------------------------- -------- ---------------- --------- --------------- -------------- ---------------- ---------------- ------------
11.501 - 12.000                951      48,049,865      20.24        50,526           705           118.21            4,190          28.47
---------------------------- -------- ---------------- --------- --------------- -------------- ---------------- ---------------- ------------
12.001 - 12.500                684      31,576,336      13.30        46,164           696           118.30            4,021          27.18
---------------------------- -------- ---------------- --------- --------------- -------------- ---------------- ---------------- ------------
12.501 - 13.000                732      31,463,160      13.25        42,982           683           118.22            3,760          26.85
---------------------------- -------- ---------------- --------- --------------- -------------- ---------------- ---------------- ------------
13.001 - 13.500                532      22,179,177       9.34        41,690           671           118.90            4,015          24.88
---------------------------- -------- ---------------- --------- --------------- -------------- ---------------- ---------------- ------------
13.501 - 14.000                495      20,493,343       8.63        41,401           664           119.11            3,816          24.56
---------------------------- -------- ---------------- --------- --------------- -------------- ---------------- ---------------- ------------
14.001 - 14.500                74        3,115,763       1.31        42,105           666           118.90            3,953          25.09
---------------------------- -------- ---------------- --------- --------------- -------------- ---------------- ---------------- ------------
14.501 - 15.000                14         652,493        0.27        46,607           663           120.50            3,993          26.13
---------------------------- -------- ---------------- --------- --------------- -------------- ---------------- ---------------- ------------
15.001 - 15.500                 2         90,183         0.04        45,091           650           118.38            5,157          25.44
---------------------------- -------- ---------------- --------- --------------- -------------- ---------------- ---------------- ------------
15.501 - 16.000                 1         28,662         0.01        28,662           642           119.00            3,325          16.59
---------------------------- -------- ---------------- --------- --------------- -------------- ---------------- ---------------- ------------
TOTAL:                        5,027    $237,391,033    100.00%      $47,223           698           117.82%          $4,178         27.64%
---------------------------- -------- ---------------- --------- --------------- -------------- ---------------- ---------------- ------------
The weighted average loan rate of the home loans will be approximately
12.0035%.

                                                         HOME LOAN PRINCIPAL BALANCE

---------------------------- -------- ---------------- --------- ---------------- -------------- --------------- -------------- --------------
                             NUMBER      AGGREGATE      PERCENT      AVERAGE                        WEIGHTED        WEIGHTED      WEIGHTED
                               OF        PRINCIPAL        OF        PRINCIPAL       WEIGHTED        AVERAGE         AVERAGE        AVERAGE
RANGE OF HOME LOAN           MORTGAGE     BALANCE      AGGREGATE     BALANCE         AVERAGE        COMBINED       RESIDUAL        JUNIOR
                                                                                     CREDIT
PRINCIPAL BALANCES ($)        LOANS   OUTSTANDING ($)  LOANS     OUTSTANDING ($)      SCORE       ORIGINAL LTV    INCOME ($)      RATIO (%)
                                                         (%)                                          (%)
---------------------------- -------- ---------------- --------- ---------------- -------------- --------------- -------------- --------------
1 - 25,000                     524      10,704,435       4.51        20,428            694           113.48          3,160          16.62
---------------------------- -------- ---------------- --------- ---------------- -------------- --------------- -------------- --------------
25,001 - 50,000               2,683     103,435,358     43.57        38,552            692           117.29          3,902          23.90
---------------------------- -------- ---------------- --------- ---------------- -------------- --------------- -------------- --------------
50,001 - 75,000               1,516     94,760,876      39.92        62,507            700           118.68          4,362          30.51
---------------------------- -------- ---------------- --------- ---------------- -------------- --------------- -------------- --------------
75,001 - 100,000               250      22,158,706       9.33        88,635            710           118.96          5,056          35.36
---------------------------- -------- ---------------- --------- ---------------- -------------- --------------- -------------- --------------
100,001 - 125,000              54        6,331,659       2.67        117,253           710           116.77          4,600          37.69
---------------------------- -------- ---------------- --------- ---------------- -------------- --------------- -------------- --------------
TOTAL:                        5,027    $237,391,033    100.00%       $47,223           698          117.82%         $4,178         27.64%
---------------------------- -------- ---------------- --------- ---------------- -------------- --------------- -------------- --------------
The average balance of the home loans will be approximately
$47,223.

                                        ORIGINAL COMBINED LTV RATIOS

------------------------ --------- -------------- --------- -------------- -------------- ---------- ---------
                          NUMBER     AGGREGATE     PERCENT     AVERAGE                     WEIGHTED  WEIGHTED
                            OF       PRINCIPAL       OF       PRINCIPAL      WEIGHTED      AVERAGE   AVERAGE
RANGE OF ORIGINAL        MORTGAGE     BALANCE     AGGREGATE    BALANCE        AVERAGE     RESIDUAL    JUNIOR
                                                                              CREDIT
LOAN-TO-VALUE RATIOS      LOANS     OUTSTANDING   LOANS      OUTSTANDING       SCORE      INCOME     RATIO
(%)                                     ($)         (%)          ($)                         ($)       (%)
------------------------ --------- -------------- --------- -------------- -------------- ---------- ---------
30.01 - 40.00               2         54,684        0.02       27,342           745         2,528     37.76
------------------------ --------- -------------- --------- -------------- -------------- ---------- ---------
40.01 - 50.00               1         46,726        0.02       46,726           737         5,813     50.00
------------------------ --------- -------------- --------- -------------- -------------- ---------- ---------
50.01 - 60.00               5         224,624       0.09       44,925           687         4,801     48.31
------------------------ --------- -------------- --------- -------------- -------------- ---------- ---------
60.01 - 70.00               4         166,565       0.07       41,641           710         4,252     29.96
------------------------ --------- -------------- --------- -------------- -------------- ---------- ---------
70.01 - 75.00               4         156,209       0.07       39,052           691         5,247     21.25
------------------------ --------- -------------- --------- -------------- -------------- ---------- ---------
75.01 - 80.00               8         218,659       0.09       27,332           719         2,682     36.91
------------------------ --------- -------------- --------- -------------- -------------- ---------- ---------
80.01 - 85.00               11        406,126       0.17       36,921           716         4,225     26.81
------------------------ --------- -------------- --------- -------------- -------------- ---------- ---------
85.01 - 90.00               20        770,948       0.32       38,547           698         3,839     24.88
------------------------ --------- -------------- --------- -------------- -------------- ---------- ---------
90.01 - 95.00               43       1,447,444      0.61       33,661           715         3,918     25.43
------------------------ --------- -------------- --------- -------------- -------------- ---------- ---------
95.01 - 100.00             177       5,389,656      2.27       30,450           708         3,211     25.52
------------------------ --------- -------------- --------- -------------- -------------- ---------- ---------
100.01 - 105.00            161       7,331,009      3.09       45,534           701         4,192     26.09
------------------------ --------- -------------- --------- -------------- -------------- ---------- ---------
105.01 - 110.00            453      21,600,379      9.10       47,683           703         4,248     26.48
------------------------ --------- -------------- --------- -------------- -------------- ---------- ---------
110.01 - 115.00           1,102     47,208,075     19.89       42,839           693         4,126     25.36
------------------------ --------- -------------- --------- -------------- -------------- ---------- ---------
115.01 - 120.00            774      39,866,810     16.79       51,508           697         4,248     28.48
------------------------ --------- -------------- --------- -------------- -------------- ---------- ---------
120.01 - 125.00           2,262     112,503,118    47.39       49,736           698         4,214     28.71
------------------------ --------- -------------- --------- -------------- -------------- ---------- ---------
TOTAL:                    5,027    $237,391,033   100.00%      $47,223          698        $4,178     27.64%
------------------------ --------- -------------- --------- -------------- -------------- ---------- ---------
The weighted average combined LTV ratio at origination will be approximately 117.82%.

                                                  JUNIOR RATIOS

------------------- --------- --------------- ---------- --------------- -------------- --------------- -----------
                     NUMBER      AGGREGATE     PERCENT      AVERAGE                        WEIGHTED      WEIGHTED
                       OF       PRINCIPAL        OF        PRINCIPAL       WEIGHTED        AVERAGE       AVERAGE
                    MORTGAGE     BALANCE      AGGREGATE     BALANCE         AVERAGE        COMBINED      RESIDUAL
                                                                            CREDIT
JUNIOR RATIOS (%)    LOANS     OUTSTANDING    LOANS (%)   OUTSTANDING        SCORE       ORIGINAL LTV   INCOME ($)
                                   ($)                        ($)                            (%)
------------------- --------- --------------- ---------- --------------- -------------- --------------- -----------
0.01 - 10.00           79       1,744,053       0.73         22,077           696           108.77        5,139
------------------- --------- --------------- ---------- --------------- -------------- --------------- -----------
10.01 - 20.00        1,760      64,464,046      27.16        36,627           690           117.68        4,367
------------------- --------- --------------- ---------- --------------- -------------- --------------- -----------
20.01 - 30.00        1,750      83,143,275      35.02        47,510           695           117.65        4,204
------------------- --------- --------------- ---------- --------------- -------------- --------------- -----------
30.01 - 40.00        1,034      62,282,458      26.24        60,234           704           118.35        4,041
------------------- --------- --------------- ---------- --------------- -------------- --------------- -----------
40.01 - 50.00         324       20,489,890      8.63         63,240           710           118.13        3,890
------------------- --------- --------------- ---------- --------------- -------------- --------------- -----------
50.01 - 60.00          63       4,118,894       1.74         65,379           711           117.93        3,985
------------------- --------- --------------- ---------- --------------- -------------- --------------- -----------
60.01 - 70.00          7         480,910        0.20         68,701           708           123.47        3,663
------------------- --------- --------------- ---------- --------------- -------------- --------------- -----------
70.01 - 75.00          5         318,653        0.13         63,731           718           121.80        3,537
------------------- --------- --------------- ---------- --------------- -------------- --------------- -----------
75.01 - 80.00          3         258,930        0.11         86,310           720           102.34        4,058
------------------- --------- --------------- ---------- --------------- -------------- --------------- -----------
80.01 - 85.00          1          29,959        0.01         29,959           724           77.00         1,059
------------------- --------- --------------- ---------- --------------- -------------- --------------- -----------
85.01 - 90.00          1          59,967        0.03         59,967           707           111.00        2,222
------------------- --------- --------------- ---------- --------------- -------------- --------------- -----------
TOTAL:               5,027     $237,391,033    100.00%      $47,223           698          117.82%        $4,178
------------------- --------- --------------- ---------- --------------- -------------- --------------- -----------
The weighted average junior ratio of the home loans which are secured by second liens by original loan balance will be approximately 27.64%.

                                                ORIGINAL TERM TO MATURITY

-------------------- --------- -------------- --------- --------------- ------------- --------------- ---------- ---------
                      NUMBER     AGGREGATE     PERCENT     AVERAGE                       WEIGHTED      WEIGHTED  WEIGHTED
                        OF       PRINCIPAL       OF       PRINCIPAL       WEIGHTED       AVERAGE       AVERAGE   AVERAGE
                     MORTGAGE     BALANCE     AGGREGATE    BALANCE        AVERAGE        COMBINED     RESIDUAL    JUNIOR
                                                                           CREDIT
ORIGINAL TERM (MOS)   LOANS     OUTSTANDING   LOANS      OUTSTANDING       SCORE       ORIGINAL LTV   INCOME     RATIO
                                    ($)         (%)          ($)                           (%)           ($)       (%)
-------------------- --------- -------------- --------- --------------- ------------- --------------- ---------- ---------
1 - 96                  6         163,204       0.07        27,201          714           112.75        3,176     20.72
-------------------- --------- -------------- --------- --------------- ------------- --------------- ---------- ---------
109 - 120              110       4,722,400      1.99        42,931          707           115.26        5,018     27.54
-------------------- --------- -------------- --------- --------------- ------------- --------------- ---------- ---------
169 - 180             2,816     122,729,016    51.70        43,583          699           116.80        4,137     27.24
-------------------- --------- -------------- --------- --------------- ------------- --------------- ---------- ---------
181 - 288              542      24,742,956     10.42        45,651          700           118.50        4,237     26.53
-------------------- --------- -------------- --------- --------------- ------------- --------------- ---------- ---------
289 - 300             1,550     84,943,695     35.78        54,802          695           119.26        4,179     28.56
-------------------- --------- -------------- --------- --------------- ------------- --------------- ---------- ---------
301 >=                  3         89,762        0.04        29,921          717           99.67         2,389     39.04
-------------------- --------- -------------- --------- --------------- ------------- --------------- ---------- ---------
TOTAL:                5,027    $237,391,033   100.00%      $47,223          698          117.82%       $4,178     27.64%
-------------------- --------- -------------- --------- --------------- ------------- --------------- ---------- ---------
The weighted average original term to maturity of the home loans will be approximately 228 months.

                                             REMAINING TERM TO STATED MATURITY

----------------------- -------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
                        NUMBER     AGGREGATE     PERCENT      AVERAGE                      WEIGHTED      WEIGHTED  WEIGHTED
                          OF       PRINCIPAL       OF        PRINCIPAL      WEIGHTED       AVERAGE       AVERAGE   AVERAGE
                        MORTGAGE    BALANCE     AGGREGATE     BALANCE       AVERAGE        COMBINED     RESIDUAL    JUNIOR
                                                                             CREDIT
REMAINING TERM (MOS)     LOANS    OUTSTANDING   LOANS (%)   OUTSTANDING      SCORE       ORIGINAL LTV   INCOME     RATIO
                                      ($)                       ($)                          (%)           ($)       (%)
----------------------- -------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
1 - 96                     6        163,204       0.07        27,201          714           112.75        3,176     20.72
----------------------- -------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
97 - 108                   5        148,747       0.06        29,749          675           117.27        4,581     27.45
----------------------- -------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
109 - 120                 116      4,938,955      2.08        42,577          706           115.46        4,950     27.93
----------------------- -------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
121 - 144                  2        66,703        0.03        33,351          684           124.32        4,912     22.65
----------------------- -------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
157 - 168                  2        99,759        0.04        49,880          711           117.74        4,063     22.35
----------------------- -------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
169 - 180                2,801    122,197,252     51.48       43,626          699           116.79        4,137     27.23
----------------------- -------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
181 - 288                 551     25,199,570      10.62       45,734          699           118.56        4,245     26.49
----------------------- -------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
289 - 300                1,541    84,487,080      35.59       54,826          696           119.24        4,176     28.59
----------------------- -------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
301 >=                     3        89,762        0.04        29,921          717           99.67         2,389     39.04
----------------------- -------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
TOTAL:                   5,027   $237,391,033    100.00%      $47,223         698          117.82%       $4,178     27.64%
----------------------- -------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
The weighted average remaining term to maturity of the home loans will be approximately 226 months.

                                                 YEAR OF ORIGINATION

----------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
                   NUMBER     AGGREGATE     PERCENT      AVERAGE                      WEIGHTED      WEIGHTED  WEIGHTED
                     OF       PRINCIPAL       OF        PRINCIPAL      WEIGHTED       AVERAGE       AVERAGE   AVERAGE
                  MORTGAGE     BALANCE     AGGREGATE     BALANCE       AVERAGE        COMBINED     RESIDUAL    JUNIOR
                                                                        CREDIT
ORIGINATION YEAR   LOANS     OUTSTANDING   LOANS (%)   OUTSTANDING      SCORE       ORIGINAL LTV   INCOME     RATIO
                                 ($)                       ($)                          (%)           ($)       (%)
----------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
1998                 1         28,662        0.01        28,662          642           119.00        3,325     16.59
----------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
1999                 3         54,887        0.02        18,296          657           109.89        4,122     25.51
----------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
2000                 5         199,987       0.08        39,997          688           119.66        3,862     36.66
----------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
2001                 5         177,131       0.07        35,426          676           122.71        4,290     25.86
----------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
2003                 2         80,277        0.03        40,139          672           121.18        4,402     26.88
----------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
2004                 2         86,290        0.04        43,145          656           125.00        4,371     27.80
----------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
2005               1,108     56,905,171      23.97       51,358          685           118.61        4,449     27.52
----------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
2006               3,901     179,858,629     75.76       46,106          702           117.56        4,093     27.67
----------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
TOTAL:             5,027    $237,391,033    100.00%      $47,223         698          117.82%       $4,178     27.64%
----------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------

                                    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
                    NUMBER     AGGREGATE     PERCENT      AVERAGE                      WEIGHTED      WEIGHTED  WEIGHTED
                      OF       PRINCIPAL       OF        PRINCIPAL      WEIGHTED       AVERAGE       AVERAGE   AVERAGE
                   MORTGAGE     BALANCE     AGGREGATE     BALANCE       AVERAGE        COMBINED     RESIDUAL    JUNIOR
                                                                         CREDIT
STATE OR            LOANS     OUTSTANDING   LOANS (%)   OUTSTANDING      SCORE       ORIGINAL LTV   INCOME     RATIO
TERRITORY                         ($)                       ($)                          (%)           ($)       (%)
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Alabama              111       4,609,389      1.94        41,526          700           117.28        4,277     28.00
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Alaska                20       1,134,790      0.48        56,740          713           113.06        4,789     26.65
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Arizona               29       1,506,409      0.63        51,945          685           116.51        4,317     28.27
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Arkansas              7         194,213       0.08        27,745          712           98.22         2,868     29.06
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
California            16        814,454       0.34        50,903          679           105.61        3,845     23.08
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Colorado             292      15,819,531      6.66        54,176          694           117.24        4,361     24.85
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Connecticut           32       1,953,357      0.82        61,042          689           115.44        5,295     25.24
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Delaware              16        933,035       0.39        58,315          708           115.99        3,829     22.55
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Florida               86       4,428,198      1.87        51,491          688           115.77        4,587     26.66
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Georgia              176       8,694,861      3.66        49,403          696           117.88        4,278     27.94
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Idaho                 34       1,477,298      0.62        43,450          693           118.88        3,617     27.03
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Illinois             137       6,922,727      2.92        50,531          705           116.52        4,147     29.84
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Indiana              290      12,238,390      5.16        42,201          696           118.12        4,015     27.77
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Iowa                 164       7,427,044      3.13        45,287          700           119.15        3,978     31.88
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Kansas               200       8,531,810      3.59        42,659          705           119.36        4,157     28.11
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Kentucky             119       5,186,847      2.18        43,587          700           118.14        4,293     28.63
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Louisiana             29       1,275,685      0.54        43,989          697           118.89        3,854     29.90
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Maine                 22       1,072,053      0.45        48,730          702           118.64        4,338     24.35
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Maryland              29       1,506,292      0.63        51,941          693           117.09        4,364     23.66
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Massachusetts         25       1,728,211      0.73        69,128          708           112.12        4,039     28.93
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Michigan             314      16,123,325      6.79        51,348          695           118.67        4,295     27.30
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Minnesota            113       5,774,852      2.43        51,105          695           116.84        4,157     23.67
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Mississippi           30       1,354,253      0.57        45,142          698           118.82        4,197     28.66
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Missouri             299      12,977,710      5.47        43,404          697           118.35        4,115     26.44
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Montana               6         308,537       0.13        51,423          693           118.52        3,688     30.63
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Nebraska             146       6,645,596      2.80        45,518          704           118.57        3,899     29.83
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Nevada                8         425,969       0.18        53,246          687           109.80        4,834     18.13
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
New Hampshire         14        833,021       0.35        59,502          701           117.31        4,507     22.94
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
New Jersey            20       1,186,128      0.50        59,306          692           115.08        4,709     23.05
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
New Mexico            16        652,560       0.27        40,785          695           119.09        4,098     25.51
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
New York              66       3,284,477      1.38        49,765          714           116.39        4,245     32.79
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------

                                    GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
                    NUMBER     AGGREGATE     PERCENT      AVERAGE                      WEIGHTED      WEIGHTED  WEIGHTED
                      OF       PRINCIPAL       OF        PRINCIPAL      WEIGHTED       AVERAGE       AVERAGE   AVERAGE
                   MORTGAGE     BALANCE     AGGREGATE     BALANCE       AVERAGE        COMBINED     RESIDUAL    JUNIOR
                                                                         CREDIT
STATE OR            LOANS     OUTSTANDING   LOANS (%)   OUTSTANDING      SCORE       ORIGINAL LTV   INCOME     RATIO
TERRITORY                         ($)                       ($)                          (%)           ($)       (%)
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
North Carolina       306      14,014,829      5.90        45,800          694           118.32        4,110     27.40
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
North Dakota          19        959,560       0.40        50,503          713           119.88        3,695     37.94
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Ohio                 727      31,433,562      13.24       43,237          697           118.54        4,211     26.58
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Oklahoma             125       5,485,568      2.31        43,885          700           118.11        4,355     31.36
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Oregon                49       2,893,134      1.22        59,044          697           117.24        4,158     28.35
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Pennsylvania         284      13,793,529      5.81        48,569          697           117.66        4,027     29.49
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Rhode Island          3         134,184       0.06        44,728          681           114.40        4,168     19.08
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
South Carolina        96       4,431,281      1.87        46,159          695           120.00        4,085     28.56
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
South Dakota          32       1,320,918      0.56        41,279          699           118.53        3,668     27.27
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Tennessee             33       1,239,901      0.52        37,573          691           118.09        3,924     20.85
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Utah                  73       3,709,857      1.56        50,820          699           115.45        3,932     27.57
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Virginia              99       5,174,543      2.18        52,268          698           116.49        4,311     29.00
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Washington            66       4,172,947      1.76        63,226          705           117.46        4,630     29.28
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Wisconsin            232      10,895,199      4.59        46,962          700           118.08        3,923     28.15
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Wyoming               17        711,000       0.30        41,824          698           116.48        4,012     23.04
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
TOTAL:              5,027    $237,391,033    100.00%      $47,223         698          117.82%       $4,178     27.64%
------------------ --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------

                                                     MORTGAGED PROPERTY TYPES

----------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
                               NUMBER     AGGREGATE     PERCENT      AVERAGE                      WEIGHTED      WEIGHTED  WEIGHTED
                                 OF       PRINCIPAL       OF        PRINCIPAL      WEIGHTED       AVERAGE       AVERAGE   AVERAGE
                              MORTGAGE     BALANCE     AGGREGATE     BALANCE       AVERAGE        COMBINED     RESIDUAL    JUNIOR
                                                                                    CREDIT
PROPERTY TYPE                  LOANS     OUTSTANDING   LOANS (%)   OUTSTANDING      SCORE       ORIGINAL LTV   INCOME     RATIO
                                             ($)                       ($)                          (%)           ($)       (%)
----------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Single Family Residence        4,483     209,225,405     88.14       46,671          699           117.84        4,156     27.95
----------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
PUD Detached                    337      18,875,457      7.95        56,010          691           118.09        4,604     24.99
----------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Condo                           121       5,274,814      2.22        43,594          693           116.57        3,860     26.10
----------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
PUD Attached                     43       2,020,532      0.85        46,989          691           117.23        3,851     24.67
----------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Townhouse/Rowhouse Attached      30       1,388,400      0.58        46,280          702           116.40        3,662     26.99
----------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Multi-Family (2-4 Units)         12        556,614       0.23        46,384          712           117.50        3,576     26.74
----------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Townhouse/Rowhouse Detached      1         49,813        0.02        49,813          661           109.00        5,446     31.48
----------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
TOTAL:                         5,027    $237,391,033    100.00%      $47,223         698          117.82%       $4,178     27.64%
----------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------

                                                      LOAN PURPOSE

-------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
                      NUMBER     AGGREGATE     PERCENT      AVERAGE                      WEIGHTED      WEIGHTED  WEIGHTED
                        OF       PRINCIPAL       OF        PRINCIPAL      WEIGHTED       AVERAGE       AVERAGE   AVERAGE
                     MORTGAGE     BALANCE     AGGREGATE     BALANCE       AVERAGE        COMBINED     RESIDUAL    JUNIOR
                                                                           CREDIT
LOAN PURPOSE          LOANS     OUTSTANDING   LOANS (%)   OUTSTANDING      SCORE       ORIGINAL LTV   INCOME     RATIO
                                    ($)                       ($)                          (%)           ($)       (%)
-------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Debt Consolidation    3,871     186,992,018     78.77       48,306          697           117.80        4,193     28.12
-------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Cashout                756      33,289,113      14.02       44,033          701           117.70        4,154     26.43
-------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Rate/Term Refinance    312      13,289,040      5.60        42,593          701           118.52        4,104     24.36
-------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Home Improvement        61       2,395,169      1.01        39,265          685           116.26        4,022     23.41
-------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Other                   14        659,540       0.28        47,110          702           121.02        4,060     28.84
-------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Medical                 10        618,378       0.26        61,838          714           117.89        3,493     34.01
-------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Purchase Money          2         99,607        0.04        49,803          704           101.00        4,308     20.00
-------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Education               1         48,167        0.02        48,167          694           125.00        3,864     29.58
-------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
TOTAL:                5,027    $237,391,033    100.00%      $47,223         698          117.82%       $4,178     27.64%
-------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------

                                                      LIEN PRIORITY

-------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
                      NUMBER     AGGREGATE     PERCENT      AVERAGE                      WEIGHTED      WEIGHTED  WEIGHTED
                        OF       PRINCIPAL       OF        PRINCIPAL      WEIGHTED       AVERAGE       AVERAGE   AVERAGE
                     MORTGAGE     BALANCE     AGGREGATE     BALANCE       AVERAGE        COMBINED     RESIDUAL    JUNIOR
                                                                           CREDIT
LIEN                  LOANS     OUTSTANDING   LOANS (%)   OUTSTANDING      SCORE       ORIGINAL LTV   INCOME     RATIO
                                    ($)                       ($)                          (%)           ($)       (%)
-------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
2                     5,027     237,391,033    100.00       47,223          698           117.82        4,178     27.64
-------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
TOTAL:                5,027    $237,391,033    100.00%      $47,223         698          117.82%       $4,178     27.64%
-------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------

                                  DEBT-TO-INCOME RATIOS AS OF THE DATE OF ORIGINATION

---------------- ---------- ---------------- --------- --------------- ------------- --------------- ---------- ---------
                  NUMBER       AGGREGATE      PERCENT     AVERAGE                       WEIGHTED      WEIGHTED  WEIGHTED
                    OF         PRINCIPAL        OF       PRINCIPAL       WEIGHTED       AVERAGE       AVERAGE   AVERAGE
                 MORTGAGE       BALANCE      AGGREGATE    BALANCE        AVERAGE        COMBINED     RESIDUAL    JUNIOR
                                                                          CREDIT
DTI (%)            LOANS    OUTSTANDING ($)  LOANS      OUTSTANDING       SCORE       ORIGINAL LTV   INCOME     RATIO
                                               (%)          ($)                           (%)           ($)       (%)
---------------- ---------- ---------------- --------- --------------- ------------- --------------- ---------- ---------
10.01 - 15.00        5          181,418        0.08        36,284          733           102.65        6,470     22.77
---------------- ---------- ---------------- --------- --------------- ------------- --------------- ---------- ---------
15.01 - 20.00       29         1,201,127       0.51        41,418          716           111.21        6,624     32.98
---------------- ---------- ---------------- --------- --------------- ------------- --------------- ---------- ---------
20.01 - 25.00       148        6,196,174       2.61        41,866          707           117.44        6,418     30.34
---------------- ---------- ---------------- --------- --------------- ------------- --------------- ---------- ---------
25.01 - 30.00       395       17,307,785       7.29        43,817          702           117.59        5,401     28.98
---------------- ---------- ---------------- --------- --------------- ------------- --------------- ---------- ---------
30.01 - 35.00       775       34,502,297      14.53        44,519          698           117.68        4,769     28.77
---------------- ---------- ---------------- --------- --------------- ------------- --------------- ---------- ---------
35.01 - 40.00      1,110      52,538,807      22.13        47,332          698           117.89        4,285     28.62
---------------- ---------- ---------------- --------- --------------- ------------- --------------- ---------- ---------
40.01 - 45.00      1,418      67,818,577      28.57        47,827          697           118.05        3,877     26.88
---------------- ---------- ---------------- --------- --------------- ------------- --------------- ---------- ---------
45.01 - 50.00      1,028      52,208,791      21.99        50,787          697           118.25        3,445     26.45
---------------- ---------- ---------------- --------- --------------- ------------- --------------- ---------- ---------
50.01 - 55.00       119        5,436,058       2.29        45,681          684           114.13        3,153     23.67
---------------- ---------- ---------------- --------- --------------- ------------- --------------- ---------- ---------
TOTAL:             5,027     $237,391,033    100.00%      $47,223          698          117.82%       $4,178     27.64%
---------------- ---------- ---------------- --------- --------------- ------------- --------------- ---------- ---------
The weighted average DTI is approximately
40.19%.

                                                   PREPAYMENT PENALTY TERMS

------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
                           NUMBER     AGGREGATE     PERCENT      AVERAGE                      WEIGHTED      WEIGHTED  WEIGHTED
                             OF       PRINCIPAL       OF        PRINCIPAL      WEIGHTED       AVERAGE       AVERAGE   AVERAGE
                          MORTGAGE     BALANCE     AGGREGATE     BALANCE       AVERAGE        COMBINED     RESIDUAL    JUNIOR
                                                                                CREDIT
PREPAYMENT PENALTY TERM    LOANS     OUTSTANDING   LOANS (%)   OUTSTANDING      SCORE       ORIGINAL LTV   INCOME     RATIO
                                         ($)                       ($)                          (%)           ($)       (%)
------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
12 Months                   114       5,166,207      2.18        45,318          699           118.51        4,108     27.27
------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
24 Months                    12        486,374       0.20        40,531          677           119.28        4,560     22.92
------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
36 Months                  2,251     104,279,185     43.93       46,326          696           118.14        4,122     27.14
------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
60 Months                    98       4,404,544      1.86        44,944          679           117.92        3,781     26.24
------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
None                       2,544     122,653,791     51.67       48,213          700           117.51        4,241     28.16
------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Other                        8         400,932       0.17        50,116          701           115.80        4,668     24.93
------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
TOTAL:                     5,027    $237,391,033    100.00%      $47,223         698          117.82%       $4,178     27.64%
------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Other means not None, 12,24,36, or 60 months and not more than 60 months.

                                        RESIDUAL INCOME AS OF THE DATE OF ORIGINATION

------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
                           NUMBER     AGGREGATE     PERCENT      AVERAGE                      WEIGHTED      WEIGHTED  WEIGHTED
                             OF       PRINCIPAL       OF        PRINCIPAL      WEIGHTED       AVERAGE       AVERAGE   AVERAGE
                          MORTGAGE     BALANCE     AGGREGATE     BALANCE       AVERAGE        COMBINED     RESIDUAL    JUNIOR
                                                                                CREDIT
RESIDUAL INCOME            LOANS     OUTSTANDING   LOANS (%)   OUTSTANDING      SCORE       ORIGINAL LTV   INCOME     RATIO
                                         ($)                       ($)                          (%)           ($)       (%)
------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
less than = 1,499.99         10        247,884       0.10        24,788          692           93.31         1286      35.89
------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
1,500.00 - 1,999.99         151       4,265,278      1.80        28,247          702           113.70        1780      25.61
------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
2,000.00 - 2,999.99         1030     41,292,842      17.39       40,090          704           116.75        2526      28.54
------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
3,000.00 - 3,999.99        1,648     76,358,482      32.17       46,334          697           118.22        3,436     28.41
------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
4,000.00 - 4,999.99        1,196     61,075,771      25.73       51,067          695           118.37        4,432     27.56
------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
5,000.00 - 5,999.99         564      29,383,922      12.38       52,099          695           118.31        5,443     26.77
------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
6,000.00 or greater         428      24,766,853      10.43       57,866          697           117.33        7539      25.29
------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
TOTAL:                     5,027    $237,391,033    100.00%      $47,223         698          117.82%       $4,178     27.64%
------------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
The weighted average residual income of the home loans will be approximately $4,178.

                                         DOCUMENTATION TYPES OF THE HOME LOANS

------------------- --------- -------------- --------- -------------- ------------- --------------- ---------- ----------
                     NUMBER     AGGREGATE     PERCENT     AVERAGE                      WEIGHTED      WEIGHTED  WEIGHTED
                       OF       PRINCIPAL       OF       PRINCIPAL      WEIGHTED       AVERAGE       AVERAGE    AVERAGE
                    MORTGAGE     BALANCE     AGGREGATE    BALANCE       AVERAGE        COMBINED     RESIDUAL    JUNIOR
                                                                         CREDIT
DOCUMENTATION        LOANS     OUTSTANDING   LOANS      OUTSTANDING      SCORE       ORIGINAL LTV   INCOME     RATIO (%)
                                   ($)         (%)          ($)                          (%)           ($)
------------------- --------- -------------- --------- -------------- ------------- --------------- ---------- ----------
Full/Alt             4,800     227,963,472    96.03       47,492          698           117.87        4,185      27.77
------------------- --------- -------------- --------- -------------- ------------- --------------- ---------- ----------
Fast Doc/Reduced      214       9,039,119      3.81       42,239          687           117.34        4,064      24.45
------------------- --------- -------------- --------- -------------- ------------- --------------- ---------- ----------
Lite Doc               12        365,477       0.15       30,456          702           95.87         3,247      25.51
------------------- --------- -------------- --------- -------------- ------------- --------------- ---------- ----------
One Paystub            1         22,965        0.01       22,965          712           90.00         1,797      21.53
------------------- --------- -------------- --------- -------------- ------------- --------------- ---------- ----------
TOTAL:               5,027    $237,391,033   100.00%      $47,223         698          117.82%       $4,178     27.64%
------------------- --------- -------------- --------- -------------- ------------- --------------- ---------- ----------

                                           OCCUPANCY TYPES OF THE HOME LOANS

------------------- --------- -------------- --------- -------------- ------------- --------------- ---------- ----------
                     NUMBER     AGGREGATE     PERCENT     AVERAGE                      WEIGHTED      WEIGHTED  WEIGHTED
                       OF       PRINCIPAL       OF       PRINCIPAL      WEIGHTED       AVERAGE       AVERAGE    AVERAGE
                    MORTGAGE     BALANCE     AGGREGATE    BALANCE       AVERAGE        COMBINED     RESIDUAL    JUNIOR
                                                                         CREDIT
OCCUPANCY STATUS     LOANS     OUTSTANDING   LOANS      OUTSTANDING      SCORE       ORIGINAL LTV   INCOME     RATIO (%)
                                   ($)         (%)          ($)                          (%)           ($)
------------------- --------- -------------- --------- -------------- ------------- --------------- ---------- ----------
Primary Residence    5,025     237,297,741    99.96       47,223          698           117.82        4,178      27.64
------------------- --------- -------------- --------- -------------- ------------- --------------- ---------- ----------
Second Home            2         93,292        0.04       46,646          672           121.13        4,159      44.13
------------------- --------- -------------- --------- -------------- ------------- --------------- ---------- ----------
TOTAL:               5,027    $237,391,033   100.00%      $47,223         698          117.82%       $4,178     27.64%
------------------- --------- -------------- --------- -------------- ------------- --------------- ---------- ----------

                                                   AMORTIZATION TYPES

------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
                     NUMBER     AGGREGATE     PERCENT      AVERAGE                      WEIGHTED      WEIGHTED  WEIGHTED
                       OF       PRINCIPAL       OF        PRINCIPAL      WEIGHTED       AVERAGE       AVERAGE   AVERAGE
                    MORTGAGE     BALANCE     AGGREGATE     BALANCE       AVERAGE        COMBINED     RESIDUAL    JUNIOR
                                                                          CREDIT
AMORTIZATION TYPE    LOANS     OUTSTANDING   LOANS (%)   OUTSTANDING      SCORE       ORIGINAL LTV   INCOME     RATIO
                                   ($)                       ($)                          (%)           ($)       (%)
------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
30/15 Balloon         552      19,175,958      8.08        34,739          681           112.41        3,574     21.52
------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
Fully Amortizing     4,475     218,215,075     91.92       48,763          699           118.29        4,232     28.18
------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------
TOTAL:               5,027    $237,391,033    100.00%      $47,223         698          117.82%       $4,178     27.64%
------------------- --------- -------------- ---------- -------------- ------------- --------------- ---------- ---------

                           BANC OF AMERICA SECURITIES LLC CONTACTS

-------------------------------------------------------------------------------------------------------
BANC OF AMERICA SECURITIES LLC
MORTGAGE TRADING/SYNDICATE                                 Tel:  (212) 847-5095
Pat Beranek                                                pat.beranek@bankofamerica.com
Charlene Balfour                                           charlene.c.balfour@bankofamerica.com
Siddhartha Bothra                                          siddhartha.bothra@bankofamerica.com

GLOBAL STRUCTURED FINANCE                                  Fax:  (704) 388-9668
Jeff Hare                       (704) 388-6840             jeff.hare@bankofamerica.com
Niki Hogue                      (704) 387-1853             nikole.hogue@bankofamerica.com
Jorge Panduro                   (704) 386-0902             jorge.a.panduro@bankofamerica.com
Jay Wang                        (704) 387-1855             jay.wang@bankofamerica.com
Brandon Crooks                  (704) 388-1720             brandon.Crooks@bankofamerica.com
------------------------------- -------------------------- --------------------------------------------

                                    RATING AGENCY CONTACTS

-------------------------------------------------------------------------------------------------------
 MOODY'S:                         Odile Grisard                                (212) 553-1382
 S&P:                             Daniel Hall                                  (212) 438-1576
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